UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 8, 2005


                         Quest Diagnostics Incorporated
                              1290 Wall Street West
                               Lyndhurst, NJ 07071
                                 (201) 393-5000

                                    001-12215
                            (Commission file number)

                                    Delaware
                            (State of Incorporation)


                                   16-1387862
                         (I.R.S. Employer Identification
                                    Number)


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Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2005, Quest Diagnostics Incorporated, a Delaware corporation ("Quest Diagnostics"), Fountain, Inc., a Missouri corporation and a wholly owned subsidiary of Quest Diagnostics ("Merger Sub") and LabOne, Inc., a Missouri corporation ("LabOne") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides, that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into LabOne, with LabOne continuing as the surviving corporation and a wholly owned subsidiary of Quest Diagnostics (the "Merger").

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par vale $0.01 per share, of LabOne (the "Shares"), other than any Shares owned by LabOne or by any of its subsidiaries and any Shares owned by Quest Diagnostics or Merger Sub, or by any shareholders who are entitled to demand and properly demands payment of the fair value of such Shares under Missouri law, shall be converted into the right to receive $43.90 per share in cash (the "Merger Consideration"). All holders of an option to purchase Shares granted under LabOne's stock option plans (a "Stock Option") shall be entitled, at the Effective Time, to receive cash equal to the Merger Consideration less the exercise price of such Stock Option.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of LabOne common stock, (ii) absence of any law or order prohibiting the closing, (iii) expiration or termination of the Hart-Scott-Rodino waiting period, (iv) subject to certain exceptions, the accuracy of the representations and warranties, and (v) material compliance of the other party with its covenants.

The Merger Agreement contains certain termination rights for both LabOne and Quest Diagnostics, and further provides that, upon termination of the Merger Agreement under specified circumstances, LabOne may be required to pay Quest Diagnostics a termination fee of $26,500,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         (d) On August 6, 2005, the Board of Directors of Quest Diagnostics (the "Board"), upon the recommendation of the Board's Governance Committee, elected Dr. Jenne K. Britell, Chairman and Chief Executive Officer of Structured Ventures, Inc., to serve as a member of the Board until the 2006 annual meeting of stockholders of Quest Diagnostics or until her resignation, death or removal, if earlier. Dr. Britell was also appointed to serve as a member of the Audit and Finance Committee of the Board. Dr. Britell currently serves as a director of Aames Investment Corporation, Crown Holdings, Inc, and Lincoln National Corporation.


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         The Board has determined that Dr. Britell is an independent director pursuant to the New York Stock Exchange listing standards (the "NYSE Rules") and the applicable rules of the Securities and Exchange Commission (the "SEC"). The Board has also determined that Dr. Britell is an "audit committee financial expert" pursuant to the applicable rules of the SEC and has accounting or related financial management expertise, as required by the NYSE rules.

Item 8.01 Other Events

On August 8, 2005, Quest Diagnostics and LabOne issued a joint press release announcing the execution of the Merger Agreement.

The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

2.1 Agreement and Plan of Merger, dated as of August 8, 2005, among Quest Diagnostics, Merger Sub and LabOne.

99.1 Joint Press Release, dated August 8, 2005, of Quest Diagnostics and LabOne, announcing the Agreement and Plan of Merger.


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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              August 8, 2005

                                              QUEST DIAGNOSTICS INCORPORATED


                                              By:  /s/ Sirisha Gummaregula
                                                 ------------------------------
                                                 Sirisha Gummaregula
                                                 Assistant General Counsel and
                                                 Corporate Secretary


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